SNAP-ON INCORPORATED 401(k) SAVINGS PLAN

Financial Statements as of and for the Years Ended December 31, 2003 and 2002 Supplemental Schedule as of December 31, 2003 and Report of Independent Registered Public Accounting Firm

SNAP-ON INCORPORATED
401(k) SAVINGS PLAN

Page
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	1
FINANCIAL STATEMENTS AS OF AND FOR THE YEARS
ENDED DECEMBER 31, 2003 AND 2002:
Statements of Net Assets Available for Benefits	2
Statements of Changes in Net Assets Available for Benefits	3
Notes to Financial Statements	4-8
SUPPLEMENTAL SCHEDULE -
Form 5500, Schedule H, Part IV, Line 4i - Schedule of Assets (Held at Year End) -
December 31, 2003	9

All other schedules required by Section 2520.103-10 of the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 have been omitted because they are not applicable.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Administrative Committee of the
  Snap-on Incorporated 401(k) Savings Plan:

We have audited the accompanying statements of net assets available for benefits of the Snap-on Incorporated 401(k) Savings Plan (the “Plan”) as of December 31, 2003 and 2002, and the related statement of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2003 and 2002, and the changes in its net assets available for benefits for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule referred to in the accompanying table of contents is presented for purposes of additional analysis and is not a required part of the basic 2003 financial statements, but is supplementary information required by the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule is the responsibility of the Plan’s management. The supplemental schedule has been subjected to the auditing procedures applied in the audit of the basic 2003 financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ Deloitte & Touche LLP

May 28, 2004
Milwaukee, Wisconsin

SNAP-ON INCORPORATED
401(k) SAVINGS PLAN

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
DECEMBER 31, 2003 AND 2002

	2003	2002
ASSETS:
Accrued income	$3,255	$2,948
Contribution receivable	493,143	493,527
Investments, at fair value (Note 3)	139,538,288	107,435,974
Pending trade	22,041	--

Total assets	140,056,727	107,932,449
LIABILITIES:
Overdraft	(319,960)	(420,431)

NET ASSETS AVAILABLE FOR BENEFITS	$139,736,767	$107,512,018

See notes to financial statements.

SNAP-ON INCORPORATED
401(k) SAVINGS PLAN

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
YEARS ENDED DECEMBER 31, 2003 AND 2002

	2003	2002
INVESTMENT INCOME (LOSS):
Net appreciation (depreciation) in fair value of
investments (Note 3)	$21,426,625	$(18,108,752)
Interest and dividend income	2,291,724	2,092,989
Other income	86,586	481,472

Total investment income (loss)	23,804,935	(15,534,291)
CONTRIBUTIONS:
Participant	12,654,450	12,486,663
Employer	2,183,579	2,506,295
Rollovers	737,725	351,880

Total contributions	15,575,754	15,344,838

DEDUCTIONS:
Benefits paid to participants	10,132,346	6,957,155
Administrative expenses	17,201	16,286

Total deductions	10,149,547	6,973,441
TRANSFERS TO AFFILIATED PLANS, net	--	(107,589)
TRANSFERS DUE TO PLAN MERGER (NOTE 1)	2,993,607	--

NET INCREASE (DECREASE)	32,224,749	(7,055,305)
NET ASSETS AVAILABLE FOR BENEFITS,
BEGINNING OF YEAR	107,512,018	114,567,323

NET ASSETS AVAILABLE FOR BENEFITS,
END OF YEAR	$139,736,767	$107,512,018

See notes to financial statements.

SNAP-ON INCORPORATED
401(k) SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND 2002

1.	DESCRIPTION OF PLAN

General—The following brief description of the Snap-on Incorporated 401(k) Savings Plan (the “Plan”) is provided for general information purposes only. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”), as amended. Participants should refer to the Plan document for more complete information.

The Plan was adopted effective January 1, 1992, and was amended and restated January 1, 2001. The purpose of the Plan is to provide eligible employees an opportunity to accumulate savings on a tax-advantage basis.

Effective January 9, 2003, The Snap-on Retirement 401(k) Plan (covering employees of Bacho North America) merged into the Plan. Assets of $2,993,607 were transferred to the Plan.

Eligibility—All employees other than a temporary employee, who has attained age 18 shall become a participant on the date he or she performs an hour of service. Employees of the Company classified as temporary who have attained age 21 and who do not participate in a collective bargaining group are eligible to participate in the Plan on the first January 1 or July 1 after a year of service as defined in the plan document.

Contributions—Eligible employees are able to make contributions to the Plan via salary deferral agreements. The annual maximum contribution per participant is limited to the lesser of (a) the maximum 401(k) contribution allowed under the Internal Revenue Code (“IRC”) or (b) 50% of the participant’s compensation (6% for highly compensated employees). In addition, participants age 50 and over are allowed to make catch-up contributions, subject to IRC limitations. Participants have the option to allocate their account balances between various investment options including mutual funds, common collective trusts, and Snap-on Incorporated Common Stock.

Prior to July 1, 2001, matching Company contributions were neither required nor permitted. Effective July 1, 2001, participants meeting certain criteria as defined in the Plan document, are eligible for a matching contribution (“Company Stock Match”) in amounts determined at the discretion of their respective employers. Matching contributions for each eligible participant are made each calendar quarter in an amount equal to no greater than 50% of the eligible participant’s 401(k) pretax contributions for that quarter, not to exceed a maximum of 6% (5% for participants at the East Troy, Elkhorn, Lincolnshire and EquiServ Field locations) of the eligible participants’ pay for that calendar quarter, provided the eligible participant is an active employee on the last day of the calendar quarter or has retired, suffered a disability or died during the calendar quarter. The Company Stock Match is invested directly in Snap-on Incorporated common stock. A participant, prior to attaining age 55, shall not be eligible to direct the investment of his or her Company Stock Match account.

Participant Accounts—Each participant’s account is credited with the participant’s contributions and allocations of (a) the Company Stock Match, when applicable and (b) Plan earnings, and charged with withdrawals and an allocation of administrative expenses. Allocations are based on the proportion that each participant’s account balance bears to the total of all participant account balances.

Vesting—Participants are 100% vested in their pretax contributions and actual earnings thereon. Participants become fully vested in the Company Stock Match as follows:

Years of Service	Vested Percentage
Less than 1	0%
1	25
2	50
3	75
4 or more	100

Participants become fully vested upon attainment of normal retirement age, disability or death.

Participants at the East Troy, Elkhorn, Lincolnshire and EquiServ Field locations are fully vested in the Company Stock Match.

Participant Loans—Participant loans are limited to 50% of the participant’s account balance, not to exceed $50,000. The minimum loan amount is $1,000, and participants can only have one loan at any particular time. The loans bear interest at a fixed reasonable rate determined from time to time by the Plan administrator and are commensurate with local prevailing rates in effect at the time the loans are issued, with a maximum loan term of 5 years (personal loans) or 15 years (mortgage loans).

Payment of Benefits—The benefit to which a participant is entitled is the benefit that can be provided from the participant’s vested account. On termination of service due to death, disability or retirement, a participant may elect to be paid in the form of a single lump sum. Prior to July 1, 2002, a participant who was an employee at the time he or she was required by law to commence distribution, or anytime thereafter, could have instead elected to receive annual installments not to exceed the life or the joint and last survivor life expectancy of the participant or his or her beneficiary. Effective July 1, 2002, lump sum payments is the only payment option available to participants. In-service and hardship withdrawals are also available.

Forfeited Accounts—At December 31, 2003 and 2002, forfeited nonvested accounts totaled $30,687 and $11,493, respectively. These accounts will be used to reduce future Company contributions.

Plan Administration—The Plan’s assets are held by Merrill Lynch Trust Company, FSB, the Trustee of the Plan. Contributions and Snap-on Incorporated stock are remitted to the Trustee, which invests cash received, interest and dividend income and makes distributions to participants. The Company is the Plan administrator.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting—The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and changes therein, and disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

Investment Valuation and Income Recognition—All investments are stated at fair value based upon quoted market prices. Participant loans are stated at unpaid principal amounts. Purchases and sales of securities are recorded on a trade-date basis. Dividend income is recorded on the ex-dividend. Interest earned on investments is recorded on the accrual basis.

Distributions—Benefits paid to participants are based upon the fair value of each participant’s investment account as of the date of distribution and are recorded on the date of distribution. At December 31, 2003, benefit payments in the amount of $173,177 have been requested and are awaiting payment.

Administrative Expenses—Investment management fees and other transaction-based fees are paid by the Plan. Loan fees are paid by the participant. Administrative fees for accounts of separated employees and beneficiaries are paid by the former employees or beneficiaries. All other expenses are paid by the Company.

Transfers—Along with the Plan, the Company also sponsors 401(k) plans for its subsidiaries and it’s employees in collective bargaining group. If employees change their status, their account balances may be transferred to the appropriate plan.

3.	INVESTMENTS

The following presents investments that represent 5% or more of the Plan’s net assets at December 31:

	2003	2002
BGI S&P 500 Stock Fund	$32,394,769	$24,291,014
BGI Asset Allocation Fund	25,489,483	22,619,950
BGI Midcap Equity Index Fund	18,844,927	13,515,672
ML Retirement Reserves*	13,212,023	12,510,542
BGI Bond Index Fund	8,788,306	9,796,621
Snap-On Incorporated Common Stock* (**)	9,800,749	6,905,306

*Represents a party-in-interest **A portion of this investment is non-participant directed.

During 2003 and 2002, the Plan’s investments (including gains and losses on investments bought and sold, as well as held during the year) appreciated (depreciated) in value as follows:

	2003	2002
Mutual funds	$13,982,372	$(13,709,476)
Common stock	1,371,100	(787,382)
Common collective trusts	6,073,153	(3,611,894)

Total net appreciation (depreciation)	$21,426,625	$(18,108,752)

The Plan provides for investments in common stock, mutual funds and common collective trusts that, in general, are exposed to various risks such as interest rate, credit and overall market volatility risks. Due to the level of risk associated with certain investment securities, it is reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect the amounts reported in the statements of net assets available for Plan benefits.

4.	NONPARTICIPANT-DIRECTED INVESTMENTS

Effective July 1, 2001, a nonparticipant-directed Company matching contribution to the Snap-on stock fund was established. Information about the net assets and the significant components of the changes in net assets relating to the Snap-on stock fund is as follows:

	2003	2002
Net assets -
Snap-on Incorporated common stock*	$9,800,749	$6,905,306

Changes in net assets:
Contributions	$2,716,011	$2,557,464
Earnings	1,654,678	186,283
Distributions	(441,032)	(576,333)
Transfers, net	(1,034,214)	(41,047)

	$2,895,443	$2,126,367

*Includes some shares that are participant directed

At December 31, 2003 and 2002 the Plan held 303,993 and 245,653 of Snap-on Incorporated common stock.

5.	AMENDMENTS/TERMINATION

Although it has not expressed any intention to do so, the Company reserves the right under the Plan to discontinue its contributions at any time and amend or terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants would become 100% vested in their Company Stock Match.

6.	TAX STATUS

The Internal Revenue Service has determined and informed the Company by a letter dated February 4, 2004, that the Plan and related trust are designed in accordance with applicable sections of the IRC. Although the Plan has been amended since receiving the determination letter, the Plan administrator believes that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC.

7.	RELATED-PARTY TRANSACTIONS

The Plan’s trustee fees, as well as most administrative fees, are borne by the Company. The Plan also invests in Snap-on Incorporated common stock and mutual funds and money market funds managed by the Plan’s trustee. These transactions are not considered prohibited transactions by statutory exemptions under ERISA regulations. Fees paid by the Plan for investment management services were included as a reduction of the return earned on each fund.

8.	SUBSEQUENT EVENT

Effective January 1, 2004, the Plan was amended to allow participants who have completed at least three years of service to direct their investments in the Snap-on stock fund.

* * * * * *

SUPPLEMENTAL SCHEDULE FURNISHED

PURSUANT TO

DEPARTMENT OF LABOR’S RULES AND REGULATIONS

SNAP-ON INCORPORATED
401(k) SAVINGS PLAN

FORM 5500, SCHEDULE H, PART IV, LINE 4i - SCHEDULE OF ASSETS
(HELD AT YEAR END)
DECEMBER 31, 2003

Identity of Issuer/ Description of Investment	Cost (a)	Current Value
SNAP-ON INCORPORATED COMMON STOCK,*
303,993 shares	$8,513,071	$9,800,749

COMMON COLLECTIVE TRUSTS:
BGI Midcap Equity Index Fund		18,844,927
Masterworks Alpha Stock Fund		5,687,825

MUTUAL FUNDS:
BGI Asset Allocation Fund		25,489,483
The Managers Special Equity Fund		5,005,382
BGI S&P 500 Stock Fund		32,394,769
BGI Bond Index Fund		8,788,306
Templeton Foreign Fund		3,013,301
PIMCO PEA Renaissance Fund Class A		4,625,598
Franklin Balance Sheet Fund		1,976,178
ML AGR Bond Index Fund*		983,040
ML AGR Bond Index Fund Class A Gm*		1,330,884
Oppenheimer Capital Fund Gm		1,236,716
Templeton Foreign Fund Gm		438,684
Alliance Growth and Income Fund		483,226
The Managers Special Equity Fund Gm		402,336
Alliance Growth and Income Fund Gm		344,202
Oppenheimer High Yield Fund Class A		983,334
Oppenheimer Capital Fund		548,602
PIMCO PEA Renaissance Fund Class A Gm		211,319
Franklin Balance Sheet Fund Gm		206,186
Oppenheimer High Yield Fund Class A Gm		195,186

MONEY MARKET FUNDS:
ML Retirement Reserves*		13,212,023
ML Retirement Reserves Gm*		276,588

LOANS TO PARTICIPANTS (interest rates
ranging from 5% to 10.5%)*		3,059,444

TOTAL ASSETS (HELD AT END OF YEAR)		$139,538,288

*Party-in-interest.

(a) Cost information required only for nonparticipant-directed investment.

SNAP-ON INCORPORATED PERSONAL SAVINGS PLAN FOR COLLECTIVE BARGAINED GROUPS

Financial Statements as of and for the Years Ended December 31, 2003 and 2002 and Supplemental Schedule as of December 31, 2003 and Report of Independent Registered Public Accounting Firm

SNAP-ON INCORPORATED
PERSONAL SAVINGS PLAN
FOR COLLECTIVE BARGAINED GROUPS

Page
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	1
FINANCIAL STATEMENTS AS OF AND FOR THE YEARS
ENDED DECEMBER 31, 2003 AND 2002:
Statements of Net Assets Available for Benefits	2
Statements of Changes in Net Assets Available for Benefits	3
Notes to Financial Statements	4-6
SUPPLEMENTAL SCHEDULE -
Form 5500, Schedule H, Part IV, Line 4i - Schedule of Assets (Held at Year End) -
December 31, 2003	7

All other schedules required by Section 2520.103-10 of the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 have been omitted because they are not applicable.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Administrative Committee of the
   Snap-on Incorporated Personal Savings
   Plan for Collective Bargained Groups:

We have audited the accompanying statements of net assets available for benefits of the Snap-on Incorporated Personal Savings Plan for Collective Bargained Groups (the “Plan”) as of December 31, 2003 and 2002, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2003 and 2002, and the changes in its net assets available for benefits for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule referred to in the accompanying table of contents is presented for purposes of additional analysis and is not a required part of the basic 2003 financial statements, but is supplementary information required by the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule is the responsibility of the Plan’s management. The supplemental schedule has been subjected to the auditing procedures applied in the audit of the basic 2003 financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ Deloitte & Touche LLP

May 28, 2004
Milwaukee, Wisconsin

SNAP-ON INCORPORATED
PERSONAL SAVINGS PLAN
FOR COLLECTIVE BARGAINED GROUPS

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
DECEMBER 31, 2003 AND 2002

	2003	2002
ASSETS:
Cash	$3,509	$101
Contribution receivable	13,821	--
Accrued income	961	935
Investments, at fair value (Note 3)	16,832,454	13,776,890
Pending trade	222	--

NET ASSETS AVAILABLE FOR BENEFITS	$16,850,967	$13,777,926

See notes to financial statements.

SNAP-ON INCORPORATED
PERSONAL SAVINGS PLAN
FOR COLLECTIVE BARGAINED GROUPS

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
YEARS ENDED DECEMBER 31, 2003 AND 2002

	2003	2002
INVESTMENT INCOME (LOSS):
Net appreciation (depreciation) in fair value of investments (Note 3)	$2,512,177	$(2,395,490)
Interest and dividend income	289,616	282,946
Other income (loss)	1,279	(105,300)

Total investment income (loss)	2,803,072	(2,217,844)
CONTRIBUTIONS:
Participant	1,421,115	1,447,342
Rollovers	18,156	3,406

Total contributions	1,439,271	1,450,748

DEDUCTIONS:
Benefits paid to participants	1,166,831	910,419
Administrative expenses	2,471	2,791

Total deductions	1,169,302	913,210

NET INCREASE (DECREASE)	3,073,041	(1,680,306)
NET ASSETS AVAILABLE FOR BENEFITS,
BEGINNING OF YEAR	13,777,926	15,458,232

NET ASSETS AVAILABLE FOR BENEFITS,
END OF YEAR	$16,850,967	$13,777,926

See notes to financial statements.

SNAP-ON INCORPORATED
PERSONAL SAVINGS PLAN
FOR COLLECTIVE BARGAINED GROUPS

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND 2002

1.	DESCRIPTION OF PLAN

General—The following brief description of the Snap-on Incorporated Personal Savings Plan for Collective Bargained Groups (the “Plan”) is provided for general information purposes only. The Plan is subject to the provisions of the Employee Retirement Income Security Act (“ERISA”) of 1974, as amended. Participants should refer to the Plan document for more complete information.

The Plan was adopted effective June 1, 1992, and was amended and restated January 1, 2001. The purpose of the Plan is to provide eligible employees an opportunity to accumulate savings on a tax-advantage basis.

Eligibility—All regular and full-time union employees of Snap-on Incorporated (the “Company”) whose conditions of employment are covered by a collective bargaining agreement are eligible to participate on the first day of the next month after the date he or she attains age 21 and completes a three-month eligibility period in which he or she is credited with at least 250 hours of service.

Employees of the Company classified as temporary whose conditions of employment are covered by a collective bargaining agreement are eligible to participate on the first January 1 or July 1 after the date he or she attains age 21 and completes a year of service as defined in the plan document.

Contributions—Eligible employees are able to make contributions to the Plan via salary deferral agreements. The annual maximum contribution per participant is limited to the lesser of (a) the maximum 401(k) contribution allowed under the Internal Revenue Code (“IRC”) or (b) 50% of the participant’s compensation (6% for highly compensated employees). In addition, participants age 50 and over are allowed to make catch-up contributions, subject to IRC limitations. Participants have the option to allocate their account balances between various investment options including mutual funds, common collective trusts, and Snap-on Incorporated Common Stock.

The Company makes no contributions to the Plan.

Participant Accounts—Individual accounts are maintained for each of the Plan’s participants to reflect the participant’s contributions as well as the participant’s share of the Plan’s income and any related administrative expenses. Allocations are based on the proportion that each participant’s account balance bears to the total of all participant account balances.

Vesting—Participants are 100% vested in their contributions including the earnings attributable to them.

Participant Loans—Participant loans are limited to 50% of the participant’s account balance, not to exceed $50,000. The minimum loan amount is $1,000, and participants can only have one loan at any particular time. The loans bear interest at a fixed reasonable rate determined from time to time by the Plan administrator and are commensurate with local prevailing rates in effect at the time the loans are issued, with a maximum loan term of 5 years (personal loans) or 15 years (mortgage loans).

Payment of Benefits—The benefit to which a participant is entitled is the benefit that can be provided from the participant’s account. On termination of service due to death, disability or retirement, a participant shall be paid in the form of a single lump sum. A participant who is an employee at the time he or she is required by law to commence distribution, or anytime thereafter, may instead elect to receive annual installments not to exceed the life or the joint and last survivor life expectancy of the participant or his or her beneficiary. In-service and hardship withdrawals are also available.

Rollovers—Rollovers represent amounts transferred to the Plan by new participants from other qualified plans.

Plan Administration—The Plan’s assets are held by Merrill Lynch Trust Company, FSB, the Trustee of the Plan. Contributions are remitted to the Trustee, which invests cash received, interest and dividend income and makes distributions to participants. The Company is the Plan administrator.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting—The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and changes therein, and disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

Investment Valuation and Income Recognition—All investments are stated at fair value based upon quoted market prices. Participant loans are stated at unpaid principal amounts. Purchases and sales of securities are recorded on a trade-date basis. Dividend income is recorded on the ex-dividend date. Interest earned on investments is recorded on the accrual basis.

Distributions—Benefits paid to participants are based upon the fair value of each participant’s investment account as of the date of distribution. Distributions to participants are recorded when paid. At December 31, 2003 benefit payments in the amount of $4,987 have been requested and are awaiting payment.

Administrative Expenses—Investment management fees and other transaction-based fees are paid by the Plan. Loan fees are paid by the participants. Administrative fees for accounts of separated employees and beneficiaries are paid by the former employees or beneficiaries. All other expenses are paid by the Company.

3.	INVESTMENTS

The following presents investments that represent 5% or more of the Plan’s net assets at December 31:

	2003	2002
BGI Asset Allocation Fund	$4,791,628	$4,265,502
BGI S&P 500 Stock Fund	4,773,247	3,521,822
BGI Midcap Equity Index Fund	2,038,337	1,500,356
ML Retirement Reserve*	1,533,951	1,423,344
BGI Bond Index Fund	964,607	1,110,199

*Party-in-interest

During 2003 and 2002, the Plan’s investments (including gains and losses on investments bought and sold, as well as held during the year) appreciated (depreciated) in value as follows:

	2003	2002
Mutual funds	$1,853,250	$(2,000,438)
Common stock	34,219	(50,247)
Common collective trusts	624,708	(344,805)

Total net appreciation (depreciation)	$2,512,177	$(2,395,490)

The Plan provides for investments in common stock, common collective trusts and mutual funds that, in general, are exposed to various risks such as interest rate, credit and overall market volatility risks. Due to the level of risk associated with certain investment securities, it is reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect the amounts reported in the statements of net assets available for Plan benefits.

4.	AMENDMENTS/TERMINATION

Although it has not expressed any intention to do so, the Company reserves the right under the Plan to discontinue its contributions at any time and amend or terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants would become 100% vested in their Company Stock Match.

5.	TAX STATUS

The Internal Revenue Service has determined and informed the Company by a letter dated November 17, 2003, that the Plan and related trust are designed in accordance with applicable sections of the IRC. Although the Plan has been amended since receiving the determination letter, the Plan administrator believes that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC.

6.	RELATED-PARTY TRANSACTIONS

The Plan’s trustee fees, as well as most administrative fees, are borne by the Company. The Plan also invests in Snap-on Incorporated common stock. As of December 31, 2003 and 2002 the Plan held 5,965 and 11,455, respectively, of Snap-on Incorporated common stock. The Plan also invests in mutual funds and money market funds managed by the Plan’s trustee. These transactions are not considered prohibited transactions by statutory exemptions under the ERISA regulations. Fees paid by the Plan for investment management services were included as a reduction of the return earned on each fund.

* * * * *

SUPPLEMENTAL SCHEDULE FURNISHED

PURSUANT TO

DEPARTMENT OF LABOR’S RULES AND REGULATIONS

SNAP-ON INCORPORATED
PERSONAL SAVINGS PLAN
FOR COLLECTIVE BARGAINED GROUPS

FORM 5500, SCHEDULE H, PART IV, LINE 4i - SCHEDULE OF ASSETS
(HELD AT YEAR END)
DECEMBER 31, 2003

Identity of Issuer/ Description of Investment	Current Value
COMMON COLLECTIVE TRUSTS:
BGI Midcap Equity Index Fund	$2,038,337
Masterworks Alpha Stock Fund	381,397
MUTUAL FUNDS:
BGI Asset Allocation Fund	4,791,628
BGI S&P 500 Stock Fund	4,773,247
BGI Bond Index Fund	964,607
The Managers Special Equity Fund	551,537
Templeton Foreign Fund	310,052
PIMCO PEA Renaissance Fund Class A	194,637
ML AGR Bond Index Class I Gm*	79,404
ML AGR Bond Index Fund*	62,669
Oppenheimer Capital Fund Gm	59,827
Franklin Balance Sheet Fund	76,331
Alliance Growth and Income Fund Gm	20,735
Templeton Foreign Fund Gm	19,000
The Managers Special Equity Fund Gm	18,469
PIMCO PEA Renaissance Fund Class A Gm	12,259
Franklin Balance Sheet Fund Gm	11,940
Oppenheimer Capital Fund	103,593
Alliance Growth and Income Fund	59,178
Oppenheimer High Yield Fund Class A Gm	6,508
Oppenheimer High Yield Fund Class A	9,293
MONEY MARKET FUNDS:
ML Retirement Reserves*	1,533,951
ML Retirement Reserves Gm*	10,297
SNAP-ON INCORPORATED COMMON STOCK*	192,300
LOANS TO PARTICIPANTS (interest rates ranging from 5% to 10.5%)*	551,258

TOTAL ASSETS (HELD AT END OF YEAR)	$16,832,454

*Party-in-interest.

SNAP-ON INCORPORATED 401(k) SAVINGS PLAN FOR SUBSIDIARIES

Financial Statements as of and for the Years Ended December 31, 2003 and 2002 and Supplemental Schedule as of December 31, 2003 and Report of Independent Registered Public Accounting Firm

SNAP-ON INCORPORATED
401(k) SAVINGS PLAN FOR SUBSIDIARIES

Page
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	1
FINANCIAL STATEMENTS AS OF AND FOR THE YEARS
ENDED DECEMBER 31, 2003 AND 2002:
Statements of Net Assets Available for Benefits	2
Statements of Changes in Net Assets Available for Benefits	3
Notes to Financial Statements	4-7
SUPPLEMENTAL SCHEDULE -
Form 5500, Schedule H, Part IV, Line 4i - Schedule of Assets (Held at Year End) -
December 31, 2003	8

All other schedules required by Section 2520.103-10 of the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 have been omitted because they are not applicable.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Administrative Committee of the
   Snap-on Incorporated 401(k) Savings
   Plan for Subsidiaries:

We have audited the accompanying statements of net assets available for benefits of the Snap-on Incorporated 401(k) Savings Plan for Subsidiaries (the “Plan”) as of December 31, 2003 and 2002, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2003 and 2002, and the changes in its net assets available for benefits for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule referred to in the accompanying table of contents is presented for purposes of additional analysis and is not a required part of the basic 2003 financial statements, but is supplementary information required by the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule is the responsibility of the Plan’s management. The supplemental schedule has been subjected to the auditing procedures applied in the audit of the basic 2003 financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ Deloitte & Touche LLP

May 28, 2004
Milwaukee, Wisconsin

SNAP-ON INCORPORATED
401(k) SAVINGS PLAN FOR SUBSIDIARIES

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS DECEMBER 31, 2003 AND 2002

	2003	2002
ASSETS:
Cash	$1	$67
Accrued income	1,539	1,481
Employer contribution receivable	24,024	--
Participant contribution receivable	27,618	--
Investments, at fair value (Note 3)	25,958,289	20,848,236
Pending trade	271	--

NET ASSETS AVAILABLE FOR BENEFITS	$26,011,742	$20,849,784

See notes to financial statements.

SNAP-ON INCORPORATED
401(k) SAVINGS PLAN FOR SUBSIDIARIES

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
YEARS ENDED DECEMBER 31, 2003 AND 2002

	2003	2002
INVESTMENT INCOME (LOSS):
Net appreciation (depreciation) in fair value of investments (Note 3)	$4,093,103	$(3,504,569)
Interest and dividend income	373,235	382,937
Other income (loss)	3,551	(316,660)

Total investment (loss)	4,469,889	(3,438,292)
CONTRIBUTIONS:
Participant	1,798,684	1,877,737
Employer	830,580	626,768
Rollovers	156,927	185,296

Total contributions	2,786,191	2,689,801

DEDUCTIONS:
Benefits paid to participants	2,089,869	2,718,026
Administrative expenses	4,253	4,110

Total deductions	2,094,122	2,722,136

TRANSFERS TO AFFILIATED PLANS, Net	--	(1)

NET INCREASE (DECREASE)	5,161,958	(3,470,628)
NET ASSETS AVAILABLE FOR BENEFITS,
BEGINNING OF YEAR	20,849,784	24,320,412

NET ASSETS AVAILABLE FOR BENEFITS,
END OF YEAR	$26,011,742	$20,849,784

See notes to financial statements.

SNAP-ON INCORPORATED
401(k) SAVINGS PLAN FOR SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND 2002

1.	DESCRIPTION OF PLAN

General—The following brief description of the Snap-on Incorporated 401(k) Savings Plan for Subsidiaries (the “Plan”) is provided for general information purposes only. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”), as amended. Participants should refer to the Plan document for more complete information.

The Plan was adopted effective April 1, 1998, and was amended and restated January 1, 2001. The purpose of the Plan is to provide eligible employees an opportunity to accumulate savings on a tax-advantage basis.

Eligibility—The Plan covers the employees of J.H. Williams Company, Automotive Data Systems, Sioux Tools, Snap-on Diagnostics San Jose, and Mitchell Repair Information Company (collectively the “Companies”). All employees of the Companies other than temporary employee, who have attained age 18 shall be come a participant on the date he or she performs an hour of service. Employees of the Companies classified as temporary who have attained age 21 and who do not participate in a collective bargaining group are eligible to participate in the Plan on the first January 1 or July 1 completing a year of service.

Contributions—Eligible employees are able to make contributions to the Plan via salary deferral agreements. The annual contribution per participant is limited to the lesser of (a) the maximum 401(k) contribution allowed under the Internal Revenue Code (“IRC”) or (b) 50% of the participant’s compensation. In addition, participants age 50 and over are allowed to make catch-up contributions, subject to IRC limitations. Participants have the option to allocate their account balances between various investment options including mutual funds, common collective trusts, and Snap-on Incorporated Common Stock.

For employees of J.H. Williams, for each pretax dollar contributed (up to the first 12% of eligible pay), the employer will contribute 50%. For employees of Sioux Tools, Inc., Snap-on Diagnostics, San Jose, Mitchell Repair Information Company, and Automotive Data Systems, for each pretax dollar contributed (up to the first 6% of eligible pay), the employer will contribute 50%.

Participant Accounts—Individual accounts are maintained for each of the Plan’s participants to reflect the participant’s contributions and related employer contributions as well as the participant’s share of the Plan’s income and any related administrative expenses. Allocations are based on the proportion that each participant’s account balance bears to the total of all participant account balances.

Vesting—Participants are 100% vested in their pretax contributions including the earnings thereon.

Participants become fully vested in the employer contribution as follows:

Years of Service	Vested Percentage
Less than 1	0%
1	25
2	50
3	75
4 or more	100

Participants become fully vested upon attainment of normal retirement age, disability or death.

Participant Loans—Participant loans are limited to 50% of the participant’s account balance, not to exceed $50,000. The minimum loan amount is $1,000, and participants can only have one loan at any particular time. The loans bear interest at a fixed reasonable rate determined from time to time by the Plan administrator and are commensurate with local prevailing rates in effect at the time the loans are issued, with a maximum loan term of 5 years (personal loans) or 15 years (mortgage loans).

Payment of Benefits—The benefit to which a participant is entitled is the benefit that can be provided from the participant’s vested account. On termination of service due to death, disability or retirement, a participant may elect to be paid in the form of a single lump sum or annual installments not to exceed the life or the joint and last survivor life expectancy of the participant or his or her beneficiary. In-service and hardship withdrawals are also available.

Forfeited Accounts—At December 31, 2003 and 2002, forfeited nonvested accounts totaled $12,309 and $19,456, respectively. These accounts will be used to reduce future employer contributions. In 2003 and 2002, employer contributions were reduced by $19,456 and $4,763, respectively, from forfeited accounts from previous years.

Rollovers—Rollovers represent amounts transferred to the Plan by new participants from other qualified plans.

Plan Administration—The Plan’s assets are held by Merrill Lynch Trust Company, FSB, the Trustee of the Plan. Contributions and Snap-on Incorporate common stock are remitted to the Trustee, which invests cash received, interest and dividend income and makes distributions to participants. The Company is the Plan administrator.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting—The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Accounting Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and changes therein, and disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

Investment Valuation and Income Recognition—All investments are stated at fair value based upon quoted market prices. Participant loans are stated at unpaid principal amounts. Purchases and sales of securities are recorded on a trade-date basis.

Dividend income is recorded on the ex-dividend date. Interest earned on investments is recorded on the accrual basis.

Distributions—Benefits paid to participants are based upon the fair value of each participant’s investment account as of the date of distribution and are recorded on the date of the distribution. At December 31, 2003 and 2002 there were no benefit payments requested and awaiting payment.

Administrative Expenses—Investment management fees and other transaction-based fees are paid by the Plan. Loan fees are paid by the participant. Administrative fees for accounts of separated employees and beneficiaries are paid by the former employees or beneficiaries. All other expenses are paid by the Company.

Transfers—Along with the Plan, the Company also sponsors 401(k) plans for its parent company, Snap-on Incorporated and it’s employees in collective bargaining groups. If employees change their status, their account balance may be transferred to the appropriate plan.

3.	INVESTMENTS

The following presents investments that represent 5% or more of the Plan’s net assets at December 31:

	2003	2002
BGI S&P 500 Stock Fund	$5,447,064	$3,818,180
BGI Midcap Equity Index Fund	5,233,638	3,755,961
ML Retirement Reserves*	2,927,672	3,749,219
BGI Bond Index Fund	1,268,639	2,086,884
BGI Asset Allocation Fund	2,353,559	2,001,446
The Managers Special Equity Fund	1,804,389	--
*Represents a party-in-interest

During 2003 and 2002, the Plan’s investments (including gains and losses on investments bought and sold, as well as held during the year) appreciated (depreciated) in value as follows:

	2003	2002
Mutual funds	$2,579,905	$(2,589,857)
Common stock	27,692	(22,027)
Common collective trusts	1,485,506	(892,685)

Total net appreciation (depreciation)	$4,093,103	$(3,504,569)

The Plan provides for investments in common stock, mutual funds and common collective trusts that, in general, are exposed to various risks such as interest rate, credit and overall market volatility risks. Due to the level of risk associated with certain investment securities, it is reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect the amounts reported in the statements of net assets available for Plan benefits.

4.	AMENDMENTS/TERMINATION

Although it has not expressed any intention to do so, the Company reserves the right under the Plan to discontinue its contributions at any time and amend or terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants would become 100% vested in their employer contribution.

5.	TAX STATUS

The Internal Revenue Service has determined and informed the Company by a letter dated January 18, 1996, that the Plan and related trust are designed in accordance with applicable sections of the IRC. The Company has filed for a new determination letter, but has not yet received one. Although the Plan has been amended since receiving the determination letter, the Plan administrator believes that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC.

6.	RELATED-PARTY TRANSACTIONS

The Plan’s trustee fees, as well as most administrative fees, are borne by the Company. The Plan also invests in Snap-on Incorporated common stock. Snap-on Incorporated is the parent company of the Companies. At December 31, 2003 and 2002 the Plan held 7,131 and 6,138 of shares of Snap-on Incorporated common stock. The Plan invests in mutual funds and money market funds managed by the Plan’s trustee. These transactions are not considered prohibited transactions by statutory exemptions under ERISA regulations. Fees paid by the Plan for investment management services were included as a reduction of the return earned on assets.

* * * * * *

SUPPLEMENTAL SCHEDULE FURNISHED

PURSUANT TO

DEPARTMENT OF LABOR’S RULES AND REGULATIONS

SNAP-ON INCORPORATED
401(k) SAVINGS PLAN FOR SUBSIDIARIES

FORM 5500, SCHEDULE H, PART IV, LINE 4i - SCHEDULE OF ASSETS
(HELD AT YEAR END)
DECEMBER 31, 2003

Identity of Issuer/ Description of Investment	Current Value
COMMON COLLECTIVE TRUSTS:
BGI Midcap Equity Index Fund	$5,233,638
Masterworks Alpha Stock	751,894
MUTUAL FUNDS:
BGI S&P 500 Stock Fund	5,447,064
BGI Bond Index Fund	1,268,638
BGI Asset Allocation Fund	2,353,559
The Managers Special Equity Fund	1,804,389
ML AGR Bond Index Fund*	482,642
Templeton Foreign Fund	612,981
Franklin Balance Sheet Fund	561,879
PIMCO PEA Renaissance Fund Class A	759,732
ML AGR Bond Index Fund Class A Gm*	510,940
Oppenheimer Capital Fund Gm	532,134
Oppenheimer Capital Fund	289,140
Oppenheimer High Yield Fund Class A	344,407
The Managers Special Equity Fund Gm	178,062
Alliance Growth and Income Fund Gm	142,225
Templeton Foreign Fund Gm	187,535
PIMCO PEA Renaissance Fund Class A Gm	92,296
Franklin Balance Sheet Fund Gm	89,834
Alliance Growth and Income Fund	191,157
Oppenheimer High Yield Fund Class A Gm	86,553
MONEY MARKET FUNDS:
ML Retirement Reserves*	2,927,672
ML Retirement Reserves Gm*	90,178
SNAP-ON INCORPORATED COMMON STOCK*	229,890
LOANS TO PARTICIPANTS (interest rates ranging from 5% to 10.5%)*	789,850

TOTAL ASSETS (HELD AT END OF YEAR)	$25,958,289

*Party-in-interest.